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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Fresh Ideas Media, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-2574314
(State of incorporation or organization)	(IRS Employer
Identification No.)

6521 Ocaso Drive
Castle Rock, Colorado	80108
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
______________________	______________________
______________________	______________________
______________________	______________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file
number to which this form relates:	333-132252 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $0.001 par value per share
(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of the common stock, $0.001 par value per share, of Fresh Ideas Media, Inc. required to be filed in response to this Item 1 is incorporated by reference to the subsection captioned “Description of Common Stock” under the section captioned “Description of Securities” set forth on pages 37 and 38 of the Amendment Number 4 to the Registration Statement on Form SB-2/A of Fresh Ideas Media, Inc. filed on March 19, 2007.

Item 2. Exhibits.

The exhibit required to be filed in response to this Item 2 is the Articles of Incorporation of Fresh Ideas Media, Inc. filed with the Secretary of State of Nevada on February 16, 2005, which is incorporated by reference to Exhibit 3.0 to the Registration Statement on Form SB-2 of Fresh Ideas Media, Inc. filed on March 7, 2006.

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Fresh Ideas Media, Inc.

Date: May 3, 2007

By: /s/ Phil E. Ray
Phil E. Ray, President

* Print the name and title of the signing officer under his signature.